UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017 (November 28, 2017)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20–4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651–1144

 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2017, the Board of Directors (the "Board") of EV Management, LLC (the “Company”), general partner of the general partner of EV Energy Partners, L.P. (the “Partnership”), unanimously (i) approved an increase in the size of the Board from eight members to nine members, and (ii) ratified and approved the appointment of Daniel J. Churay as an additional independent director of the Company, effective immediately, to fill the newly created directorship. At the same time, Mr. Churay was added as an additional member of the Compensation Committee and the Conflicts Committee of the Board, effective immediately.

Contemporaneously with this Board action, EnerVest, Ltd., acting in its capacity as authorized member of the Company under the Amended and Restated Limited Liability Company Agreement of the Company dated September 29, 2006, appointed Mr. Churay as an additional independent director of the Company.

Mr. Churay has served since 2011 as executive vice president-corporate affairs, general counsel and corporate secretary of MRC Global Inc., the leading distributor of pipe, valves, fittings and infrastructure supplies to the energy industry. In his current role, Mr. Churay manages the company’s human resources, legal, risk compliance, corporate services and external and government affairs functions. He also acts as corporate secretary to the company’s board of directors. Prior to joining MRC Global, he served as president and CEO of Rex Energy Corporation, an independent oil and gas company, and was a member of its board of directors from 2007 to 2011. Mr. Churay’s executive experience prior to Rex Energy includes his serving as executive vice president, general counsel and secretary of YRC Worldwide Inc., a Fortune 500 transportation and logistics company; and deputy general counsel and assistant secretary of Baker Hughes Incorporated, a Fortune 500 company that provides products and services to the petroleum and continuous process industries. He was also a senior counsel at Fulbright & Jaworski LLP, now part of Norton Rose Fulbright.

Mr. Churay received his bachelor’s degree in economics from the University of Texas and a juris doctorate from the University of Houston Law Center, where he was a member of the Law Review. Mr. Churay is a Leadership Fellow with the National Association of Corporate Directors and a member of the board of directors of the Sam Houston Area Council of the Boy Scouts of America.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: November 29, 2017	By:	/s/ NICHOLAS BOBROWSKI
Nicholas Bobrowski
Chief Financial Officer of EV Management LLC,
General partner of EV Energy GP, L.P.,
General partner of EV Energy Partners, L.P.

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